Exhibit 99.1

News Release

For more information, please contact:
Investor Relations:
Dexter Congbalay
224-306-1535
Dexter.Congbalay@lambweston.com

Media:
Shelby Stoolman
208-424-5461
shelby.stoolman@lambweston.com

Lamb Weston Holdings Announces Appointment of Mike Smith as Chief Operating Officer

EAGLE, ID (April 13, 2023) –Lamb Weston Holdings, Inc. (NYSE: LW) today announced the appointment of Mike Smith as the company’s Chief Operating Officer, effective May 29, 2023. Smith will continue to report to Tom Werner, President and Chief Executive Officer of Lamb Weston.

In this newly created position, Smith will have accountability for the Commercial, Supply Chain, Agriculture, Marketing and Innovation organizations for the company.

“Creating this role helps position Lamb Weston for further growth by integrating our global operating teams, providing a truly end-to-end view of our entire business that we believe will unlock new efficiencies and scalable growth opportunities,” said President and Chief Executive Officer Tom Werner. “Mike is a proven leader at Lamb Weston whose numerous contributions have driven strong growth across multiple areas of our business. I’m confident he will provide a critical global perspective on the business and continue to deliver strong results in this new position.”

Smith has been a key leader at Lamb Weston since joining the company in 2007. Most recently, he led the North American Foodservice and Retail businesses to record sales and launched award-winning innovation as Senior Vice President and General Manager, Foodservice, Retail, Marketing & Innovation. He previously led strategy development for the company as Senior Vice President, Growth & Strategy, a role that included accountability for the company’s global Research, Innovation and Marketing organizations. He holds a bachelor’s degree in marketing from Brigham Young University and an MBA from the Cox School of Business at Southern Methodist University.

In connection with Smith’s new role, effective May 29, 2023, Sharon Miller will become President, North America, and Marc Schroeder will become President, International, both reporting to Smith. Gerardo Scheufler also will report to Smith in his role as the company’s Chief Supply Chain Officer.

About Lamb Weston

Lamb Weston, along with its joint venture partners, is a leading supplier of frozen potato, sweet potato, appetizer and vegetable products to restaurants and retailers around the world. For more than 70 years, Lamb Weston has led the industry in innovation, introducing inventive products that simplify back-of-house management for its customers and make things more delicious for their customers. From the fields where Lamb Weston potatoes are grown to proactive customer partnerships, Lamb Weston always strives for more and never settles. Because, when we look at a potato, we see possibilities. Learn more about us at lambweston.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Words such as “will,” “grow,” “believe,” “provide,” “continue,” “deliver,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company’s plans, growth opportunities, business and financial outlook and prospects. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this press release should understand that these statements are not guarantees of performance or results. Many factors could affect these forward-looking statements and the Company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this press release. These risks and uncertainties include, among other things: the availability and prices of raw materials and other commodities; labor shortages and other operational challenges; an uncertain general economic environment, including inflationary pressures and recessionary concerns, any of which could adversely impact the Company’s business, financial condition or results of operations, including the demand and prices for the Company’s products; risks related to disruption of management time from ongoing business operations due to integration efforts related to the Company’s acquisition of Lamb-Weston/Meijer v.o.f. (“LW EMEA”); failure to realize the benefits expected from the LW EMEA acquisition; the effect of the LW EMEA acquisition on the Company’s ability to retain customers and retain and hire key personnel, maintain relationships with suppliers and on its operating results and businesses generally; risks associated with integrating acquired businesses, including LW EMEA; levels of pension, labor and people-related expenses; the Company’s ability to successfully execute its long-term value creation strategies; the Company’s ability to execute on large capital projects, including construction of new production lines or facilities; the competitive environment and related conditions in the markets in which the Company and its joint ventures operate; political and economic conditions of the countries in which the Company and its joint ventures conduct business and other factors related to its international operations; disruptions in the global economy caused by the war in Ukraine and the possible related heightening of the Company’s other known risks; impacts on the Company’s business due to health pandemics or other contagious outbreaks, such as the COVID-19 pandemic, including impacts on demand for its products, increased costs, disruption of supply, other constraints in the availability of key commodities and other necessary services or restrictions imposed by public health authorities or governments; disruption of the Company’s access to export mechanisms; risks associated with other possible acquisitions; the Company’s debt levels; changes in the Company’s relationships with its growers or significant customers; the success of the Company’s joint ventures; actions of governments and regulatory factors affecting the Company’s businesses or joint ventures; the ultimate outcome of litigation or any product recalls; the Company’s ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and other risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements included in this press release, which speak only as of the date of this press release. The Company undertakes no responsibility for updating these statements, except as required by law.